SCHEDULE II

INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

      					SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CAVCO INDUSTRIES INC.

          GAMCO INVESTORS, INC.
                       5/24/04            1,200            37.2667
                       5/24/04            2,000            37.2490
                       5/24/04           18,118            37.2336
                       5/21/04            1,000            36.5470
                       5/21/04           10,800            36.7034
                       5/20/04            9,582            35.7166
           GABELLI FUNDS, LLC.
               GABELLI ASSET FUND
                       5/24/04           10,000            37.3860

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.